                                                   [KEY LOGO APPEARS HERE]
NEWS
                                                   KEYCORP
                                                   127 PUBLIC SQUARE
                                                   Cleveland, Ohio 44114-1306

Media Contacts:                   Analyst Contacts:
  John Fuller   (216) 689-8140      Lee Irving      (216) 689-3564
  Bill Murschel (216) 689-0457      Laurie Counsel  (216) 689-4911

Web Site: http://www.keybank.com

FOR IMMEDIATE RELEASE

     KEYCORP REPORTS FOURTH QUARTER EARNINGS, DIVIDEND INCREASE
     ----------------------------------------------------------

   * Record fourth quarter EPS of $0.96, excluding restructuring charge, up 12%
   * Dividend increased 32nd consecutive year, up 10.5%
   * 5 million common shares repurchased during the quarter
   * Strategic actions position Key as industry leader in nationwide banking

     CLEVELAND, January 16, 1997 -- KeyCorp (NYSE: KEY) today reported fourth quarter earnings, excluding a previously announced restructuring charge, of $217 million, up 5 percent from $207 million in the fourth quarter of 1995. Excluding the restructuring charge, earnings per common share reached a record high of $0.96 for the quarter, up 12 percent from the $0.86 reported for the same period in 1995. The restructuring charge of $100 million ($66 million after tax, or $0.29 per common share) was recorded in connection with certain strategic actions to be taken over the next year to complete Key's transformation to a nationwide, bank-based financial services company.
Including this charge, 1996 fourth quarter earnings were $151 million, or $0.67 per common share.

     Excluding the restructuring charge and Key's share of a government mandated assessment to recapitalize the Savings Association Insurance Fund ("SAIF") recorded in the third quarter, earnings for the full year were $860 million, or $3.71 per common share, compared with $825 million, or $3.45 per common share in 1995. Including both charges, 1996 net income and earnings per common share were $783 million and $3.37, respectively.

     "Our performance for 1996 was solid and right on course," said Robert W. Gillespie, KeyCorp chairman, president and chief executive officer. "We've accelerated our plans to transform Key to a nationwide financial services retailer, setting in motion the strategic actions necessary for broader, more convenient and modern financial services for American consumers and businesses."

                             --more--

KEYCORP EARNINGS
JANUARY 16, 1997
PAGE 2

     The range of financial services offered by Key's nationwide bank, KeyBank National Association, will reflect Key's long-standing commitment to its vast array of markets and customers. It will continue to emphasize retail banking products; its focused private banking services; and commercial lending and other services tailored to small businesses and middle market companies. Delivery of these products and services will take place through a network of KeyCenters organized within 28 U.S. geographic areas defined by their market contiguity, not constrained by state boundaries. In addition, the specialized products and service offerings of Key's large corporate and specialty lending groups will get added attention and emphasis. A separate entity, KeyBank USA, as it has since its founding in 1995, will continue to deliver on a nationwide basis consumer finance products such as credit cards, auto finance and student loans.

     Gillespie continued, "Through the formation of a single nationwide bank, along with the consolidation of offices and workforce reductions, Key intends to be among the top-performing bank-based financial services companies in terms of both productivity and earnings growth."

     Excluding the restructuring charge, Key's fourth quarter return on average total assets was 1.33 percent, up from 1.23 percent in the year-ago quarter and 1.28 percent in the 1996 third quarter. On a comparable basis, the return on average total equity was 18.01 percent compared with 16.11 percent in the prior-year quarter and 16.73 percent in the previous quarter. Including the restructuring charge, reported returns on average total assets and equity in the fourth quarter were 0.92 percent and 12.53 percent, respectively.

     Commenting on financial performance, K. Brent Somers, KeyCorp senior executive vice president and chief financial officer, said,"The results for the fourth quarter were in line with our expectations, and I am particularly pleased that we were able to achieve record operating earnings per common share. Key's strong performance was bolstered by benefits derived from our ongoing capital management activities. During the fourth quarter, we repurchased 5 million shares of KeyCorp common stock, including the first 3 million common shares repurchased under a new 12 million share repurchase program authorized by the Board of Directors in November. Our flexibility to continue aggressive management of capital was augmented in the fourth quarter through the issuance of $500 million of tax-advantaged capital securities which receive Tier I capital treatment."

     Somers added, "As a further indication of their confidence in the underlying financial strength of the company, the Board of Directors today declared a 10.5 percent increase in the quarterly common stock dividend to $.42 per share, making 1997 the 32nd consecutive year in which the dividend has increased."

                             --more--

KEYCORP EARNINGS
JANUARY 16, 1997
PAGE 3

     Net interest income for the fourth quarter of 1996 totaled $683 million, up $23 million, or 3 percent, from the year-ago quarter. This increase reflected substantial improvement in the net interest margin which rose 27 basis points to 4.80 percent, and more than offset the impact of a managed reduction of $1.6 billion, or 3 percent, in average earning assets. The growth in the margin resulted from a number of factors. Two of the primary factors were the origination of new loans with wider interest rate spreads and the reduction of lower spread assets. Compared with the 1996 third quarter, net interest income was unchanged as the net interest margin decline of 2 basis points was offset by an increase of $456 million, or 1 percent, in average earning assets.

     Excluding the impact of sales and securitizations, average total loans increased $2.7 billion, or 6 percent, from the fourth quarter of 1995, with the largest growth coming from the consumer portfolio. Average targeted loans, which exclude single family mortgages that are being managed down, increased $405 million during the fourth quarter. This resulted in an annualized targeted loan growth rate of 4 percent relative to the prior quarter and 9 percent in comparison with the fourth quarter of 1995.

     Noninterest income for the 1996 fourth quarter totaled $285 million, down $19 million, or 6 percent, from the year-ago quarter. Included in fourth quarter 1995 results was a positive $18 million adjustment for better-than-expected performance of student loan securitizations completed in prior periods. Excluding this adjustment, noninterest income was consistent with the prior year level. Positive contributions from trust and asset management income (up 8 percent), insurance and brokerage income and service charges on deposit accounts (both up 6 percent) and other income (up 27 percent) were largely offset by decreases of $22 million in loan securitization income (net of the adjustment) and $5 million in mortgage banking income. The reduction in loan securitization income resulted largely from the timing of Key's student loan sales and securitization activity. In the latter half of 1996, this activity took place in both the third ($357 million) and fourth ($354 million) quarters, whereas, during the second half of 1995 all activity occurred in the fourth ($724 million) quarter. The growth in other income reflected a number of items, including increases in income from corporate owned life insurance and dealer trading activities. Compared with the 1996 third quarter, noninterest income decreased $4 million, or 1 percent. Included in third quarter results was an $11 million gain on the sale of an out-of-franchise credit card portfolio. Excluding this, noninterest income was up $7 million from the prior quarter.

     Noninterest expense for the 1996 fourth quarter totaled $700 million, up $78 million, or 13 percent, from the year-ago quarter. Excluding the impact of the restructuring charge in the current quarter and $33 million of outdated technology write-offs and a sublease loss in the fourth quarter of 1995, noninterest expense showed a slight increase of $11 million, or 2 percent. This reflected a $15 million increase in personnel expense, largely offset by lower costs associated with deposit insurance, professional fees and other expenses. After excluding the one-time SAIF assessment recorded in September, adjusted noninterest expense for the fourth quarter was $2 million above the 1996 third quarter level.

                             --more--

KEYCORP EARNINGS
JANUARY 16, 1997
PAGE 4

     Asset quality in the 1996 fourth quarter was relatively unchanged from 1996 third quarter levels. Nonperforming assets ended the fourth quarter at $400 million, or 0.81 percent of loans plus other real estate owned and other nonperforming assets, compared with $396 million, or 0.82 percent, for the previous quarter. As expected, net loan charge-offs continued to approach more normalized levels, totaling $57 million, or 0.46 percent of average loans, up from $49 million, or 0.40 percent, in the 1996 third quarter, with the increases occurring primarily in the credit card and indirect auto portfolios. As a result of the higher level of net charge-offs, the provision for loan losses for the 1996 fourth quarter increased to $57 million from $49 million in the third quarter. This increase reflected management's intention to continue to maintain the provision for loan losses at a level equal to or above net charge-offs. At the 1996 year end, the allowance for loan losses as a percentage of period end loans was 1.77 percent, with the nonperforming loan coverage ratio at 249 percent, both little changed from September 30, 1996.

     At December 31, 1996, Key's assets totaled $67.6 billion and shareholders' equity totaled $4.9 billion. The Tier 1 Capital ratio was estimated at 7.94 percent and the Total Capital ratio was estimated at 12.94 percent.

                                # # #

KeyCorp Reports Fourth Quarter 1996 Earnings
January 16, 1997
Page 5
                                   Financial Highlights
                      (dollars in millions, except per share amounts)

                                              Three months ended
                                        ---------------------------------
                                         12-31-96    9-30-96    12-31-95
                                        ----------  ---------  ----------
Summary of operations
   Net interest income (TE)                  $695       $696        $673
   Provision for loan losses                   57         49          34
   Noninterest income                         285        289         304
   Noninterest expense                        700        615         622
   Net income                                 151        207         207

Per Common Share
   Net income                              $  .67     $  .90      $  .86
   Cash dividends                             .38        .38         .36
   Book value at period end                 21.84      21.91       21.36
   Market price at period end               50.50      44.00       36.25

At period end
   Full-time equivalent employees          27,689     28,337      29,563
   Full-service banking offices             1,205      1,218       1,284

Performance ratios
   Return on average total assets             .92%      1.28%       1.23%
   Return on average common equity          12.53      16.73       16.31
   Return on average total equity           12.53      16.73       16.11
   Efficiency (1)                           60.92      60.71       63.67
   Overhead (2)                             44.89      44.40       47.36
   Net interest margin (TE)                  4.80       4.82        4.53

Capital ratios at period end
   Equity to assets (3)                      7.22%      7.61%       7.77%
   Tangible equity to tangible assets (3)    5.88       6.20        6.25
   Tier 1 risk-adjusted capital (4)          7.94       7.49        7.53
   Total risk-adjusted capital (4)          12.94      12.50       10.85
   Leverage (4)                              6.95       6.38        6.20


(1) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions).

(2) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) less noninterest income (excluding net securities transactions) divided by taxable-equivalent net interest income.

(3) Including capital securities, these ratios at 12-31-96 are 7.96% and 6.63%, respectively.

(4) 12-31-96 ratio is estimated.

TE = Taxable Equivalent


KeyCorp Reports Fourth Quarter 1996 Earnings
January 16, 1997
Page 6

                                         Financial Highlights
                            (dollars in millions, except per share amounts)

                                                    Three months ended
                                           ---------------------------------
                                            12-31-96    9-30-96    12-31-95
                                           ----------  ---------  ---------
Asset quality
   Net loan charge-offs                          $57        $49         $34
   Net loan charge-offs to average loans         .46%       .40%        .28%
   Allowance for loan losses                    $870       $870        $876
   Allowance for loan losses to
      period end loans                          1.77%      1.80%       1.81%
   Allowance for loan losses to
      nonperforming loans                     249.28     252.91      263.15
   Nonperforming loans at period end            $349       $344        $333
   Nonperforming assets at period end            400        396         379
   Nonperforming loans to period end loans       .71%       .71%        .69%
   Nonperforming assets to period end loans plus
      OREO and other nonperforming assets        .81        .82         .78


                                                    Twelve months ended
                                                   ----------------------
                                                    12-31-96    12-31-95
                                                   ----------  ----------
Summary of operations
   Net interest income (TE)                           $2,767      $2,693
   Provision for loan losses                             197         100
   Noninterest income                                  1,087         933
   Noninterest expense                                 2,464       2,312
   Income before extraordinary item                      783         789
   Net income                                            783         825

Per Common Share
   Income before extraordinary item                    $3.37       $3.30
   Net income                                           3.37        3.45
   Cash dividends                                       1.52        1.44

Performance ratios
   Return on average total assets                       1.21%       1.24%
   Return on average common equity                     15.73       17.35
   Return on average total equity                      15.64       17.10
   Efficiency (1)                                      60.84       63.03
   Overhead (2)                                        45.46       49.66
   Net interest margin (TE)                             4.78        4.47

Asset quality
   Net loan charge-offs                                 $195         $99
   Net loan charge-offs to average loans                 .40%        .21%


KeyCorp Reports Fourth Quarter 1996 Earnings
January 16, 1997
Page 7

                                             Consolidated Balance Sheets
                                                 (dollars in millions)


                                          12-31-96    9-30-96    12-31-95
ASSETS                                   ----------  ---------  ----------
   Loans                                   $49,235    $48,373     $48,332
   Investment securities                     1,601      1,653       1,688
   Securities available for sale             7,728      7,113       8,060
   Short-term investments                      696        501         682
                                         ----------  ---------  ----------
      Total earning assets                  59,260     57,640      58,762
   Allowance for loan losses                  (870)      (870)       (876)
   Cash and due from banks                   3,444      3,110       3,444
   Premises and equipment                    1,084      1,052       1,030
   Goodwill                                    824     	  838         899
   Other intangible assets                     137        144         171
   Corporate owned life insurance            1,515      1,301       1,088
   Other assets                              2,227      2,141       1,821
                                         ----------  ---------  ----------
      Total assets                         $67,621    $65,356     $66,339
                                         ==========  =========  ==========


Liabilities
   Deposits in domestic offices:
      Noninterest-bearing                  $ 9,524    $ 9,032     $ 9,281
      Interest-bearing                      34,455     34,608      36,764
   Deposits in foreign offices-interest-
      bearing                                1,338        883       1,237
                                          ---------   ---------  ---------
      Total deposits                        45,317     44,523      47,282
   Federal funds purchased and securities
    sold under repurchase agreements         6,925     	5,592  	    5,544
   Other short-term borrowings               3,969      3,861       2,880
   Other liabilities                         1,816      1,740       1,477
   Long-term debt                            4,213     	4,664  	    4,003
                                          ---------   ---------  ---------
      Total liabilities                     62,240     60,380  	   61,186

Capital securities of subsidiary trusts        500         --          --

Shareholders' equity
   Preferred stock                              --         --         160
   Common equity                             4,881      4,976       4,993
                                         ----------  ---------	  ---------
      Total shareholders' equity             4,881     	4,976       5,153


      Total liabilities, capital securities
        of subsidiary trusts and         ----------  ----------  ---------
        shareholders' equity               $67,621    $65,356  	  $66,339
                                         ==========  ==========	 =========

Common Shares outstanding (000)            223,454    227,062  	  233,703


KeyCorp Reports Fourth Quarter 1996 Earnings
January 16, 1997
Page 8
                                     Consolidated Statements of Income
                             (dollars in millions, except per share amounts)

                                                 Three months ended
                                          ---------------------------------
                                           12-31-96    9-30-96    12-31-95
                                          ----------  ---------	 ----------
Interest income                              $1,243     $1,238      $1,278

Interest expense                                560        555         618
                                          ----------  ---------  ----------
Net interest income                             683        683         660
Provision for loan losses                        57         49          34
                                          ----------  ---------  ----------
                                                626        634         626

Noninterest income
   Service charges on deposit accounts           75         74          71
   Trust and asset management income             67         61          62
   Loan securitization income                    17         18          57
   Credit card fees                              25         24          25
   Insurance and brokerage income                18         18          17
   Mortgage banking income                        2          6           7
   Net securities gains                          --         --           1
   Other income                                  81         88          64
                                          ----------  ---------   ---------
      Total noninterest income                  285        289         304

Noninterest expense
   Personnel                                    301        300         286
   Net occupancy                                 56    	    55          58
   Equipment                                     42         41          40
   FDIC insurance assessments                    --         20           7
   Amortization of intangibles                   23         21 	       	22
   Professional fees                             23         18 	       	24
   Marketing                                     20    	    30 	       	19
   Restructuring charge                         100         --          --
   Other expense                                135        130 	       166
                                          ----------  ---------	  ---------
      Total noninterest expense                 700        615 	       622
                                          ----------  ---------	  ---------

Income before income taxes                      211        308         308
   Income taxes                                  60        101         101
                                          ----------  ---------	  ---------
Net income                                    $ 151    	 $ 207       $ 207
                                          ==========  =========	  =========

Net income applicable to Common Shares         $151       $207        $203
Net income per Common Share                     .67    	   .90 	       .86

Wtd. avg. Common Shares outstanding (000)   225,562    229,668     235,753
Taxable-equivalent adjustment                   $12        $13         $13


KeyCorp Reports Fourth Quarter 1996 Earnings
January 16, 1997
Page 9
                        Consolidated Statements of Income
                   (dollars in millions, except per share amounts)

                                                 Twelve months ended
                                                ----------------------
                                                 12-31-96    12-31-95
                                                ----------  ----------

Interest income                                    $4,951      $5,121

Interest expense                                    2,234      	2,485

                                                ----------  ----------
Net interest income                                 2,717       2,636
Provision for loan losses                             197         100
                                                ----------  ----------

                                                    2,520       2,536

Noninterest income
   Service charges on deposit accounts                293         278
   Trust and asset management income                  247      	  232
   Loan securitization income                          62      	   66
   Credit card fees                                    93      	   85
   Insurance and brokerage income                      70          61
   Mortgage banking income                             22      	   41
   Net securities gains (losses)                        1      	  (41)
   Other income                                       299         211
                                                ----------  ----------
      Total noninterest income                      1,087         933

Noninterest expense
   Personnel                                        1,190       1,115
   Net occupancy                                      219         218
   Equipment                                          161         156
   FDIC insurance assessments                          25          59
   Amortization of intangibles                         88          77
   Professional fees                                   70      	   73
   Marketing                                           88          71
   Restructuring charge                               100          --
   Other expense                                      523         543
                                                ----------  ----------
      Total noninterest expense                     2,464       2,312
                                                ----------  ----------
Income before income taxes and
   extraordinary item                               1,143       1,157
   Income taxes                                       360         368
                                                ----------  ----------
Income before extraordinary item                      783         789
   Extraordinary net gain from the
     sales of subsidiaries, net of
     income taxes of $25                               --          36
                                                ----------  ----------
Net income                                         $  783      $  825
                                                ==========  ==========

Net income applicable to Common Shares               $775      	 $809
Per Common Share:
   Income before extraordinary item                 $3.37      	$3.30
   Net income                                        3.37      	 3.45

Wtd. avg. Common Shares outstanding (000)         229,905     234,787
Taxable-equivalent adjustment                         $50      	  $57


KeyCorp Reports Fourth Quarter 1996 Earnings
January 16, 1997
Page 10
                           Consolidated Quarterly Average Balance Sheets
                                          (in millions)

                                                 Three months ended
                                         ---------------------------------
                                          12-31-96    9-30-96    12-31-95
                                         ----------  ---------  ----------
Assets
   Loans                                   $48,319    $48,103     $48,038
   Investment securities                     1,615      1,709       7,011
   Securities available for sale             7,271      7,152       3,890
   Short-term investments                      678        463         540
                                         ----------  ---------   ---------
      Total earning assets                  57,883     57,427      59,479
   Allowance for loan losses                  (866)      (870)       (879)
   Cash and due from banks                   2,624      2,622       2,883
   Other assets                              5,422      5,301       5,060
                                         ----------  ---------   ---------
      Total assets                         $65,063    $64,480     $66,543
                                         ==========  =========   =========

Liabilities
   Deposits in domestic offices:
      Noninterest-bearing                  $ 8,615    $ 8,467     $ 8,392
      Interest-bearing                      34,736     34,518      37,233
   Deposits in foreign offices-
      interest-bearing                         793      1,189       1,048
                                         ----------  ---------   ---------
      Total deposits                        44,144     44,174      46,673
   Federal funds purchased and securities
     sold under repurchase agreements        6,087      5,694       6,269
   Other short-term borrowings               3,568      3,669       3,089
   Other liabilities                         1,793      1,661       1,379
   Long-term debt                            4,567      4,359       4,042
                                         ----------  ---------   ---------
      Total liabilities                     60,159     59,557      61,452

Capital securities of subsidiary trusts        111         --          --

Shareholders' equity
   Preferred stock                              --         --         160
   Common equity                             4,793      4,923       4,931
                                         ----------  ---------   ---------
      Total shareholders' equity             4,793      4,923       5,091
                                         ----------  ---------   ---------
      Total liabilities, capital securities
        of subsidiary trusts and
        shareholders' equity               $65,063    $64,480     $66,543
                                         ==========  =========   =========

KeyCorp Reports Fourth Quarter 1996 Earnings
January 16, 1997
Page 11

              Consolidated Year-to-date Average Balance Sheets
                                (in millions)

                                               Twelve months ended
                                              ----------------------
                                               12-31-96    12-31-95
                                              ----------  ----------
Assets
   Loans                                        $48,216     $48,012
   Investment securities                          1,671       9,289
   Securities available for sale                  7,423       2,103
   Short-term investments                           535         799
                                              ----------  ---------
      Total earning assets                       57,845      60,203
   Allowance for loan losses                       (872)       (868)
   Cash and due from banks                        2,594       2,768
   Other assets                                   5,252       4,539
                                              ----------  ----------
      Total assets                              $64,819     $66,642
                                              ==========  ==========


Liabilities
   Deposits in domestic offices:
      Noninterest-bearing                       $ 8,374     $ 8,129
      Interest-bearing                           35,353      37,254
   Deposits in foreign offices-interest-bearing     996       2,182
                                              ----------  ----------
      Total deposits                             44,723      47,565
   Federal funds purchased and securities
     sold under repurchase agreements             5,843       5,623
   Other short-term borrowings                    3,279       3,362
   Other liabilities                              1,644       1,373
   Long-term debt                                 4,296       3,895
                                              ----------  ----------
      Total liabilities                          59,785      61,818

Capital securities of subsidiary trusts              28          --

Shareholders' equity
   Preferred stock                                   79         160
   Common equity                                  4,927       4,664
                                              ----------  ----------
      Total shareholders' equity                  5,006       4,824

      Total liabilities, capital securities   ----------  ----------
        of subsidiary trusts and
        shareholders' equity                    $64,819     $66,642
                                              ==========  ==========